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                                                                                                 Exhibit 99(a)(1)

                         MONTHLY SERVICER'S CERTIFICATE
           (TO BE DELIVERED EACH MONTH PURSUANT TO SECTION 3.01(b)(i)
          OF THE SERIES 2003-1 TRANSITION PROPERTY SERVICING AGREEMENT)


              ONCOR ELECTRIC DELIVERY TRANSITION BOND COMPANY LLC,

                               Series 2003-1 Bonds

         Oncor Electric Delivery Company, as Servicer

         Pursuant to the Series 2003-1 Transition Property Servicing Agreement dated as of August 21, 2003 (the "Series 2003-1 Transition Property Servicing Agreement") between Oncor Electric Delivery Company, as Servicer, and Oncor Electric Delivery Transition Bond Company LLC, as Issuer, the Servicer does hereby certify as follows:



               SERIES 2003-1 COLLECTION PERIOD: April 2004

                                                                                  c. Actual          d. Series 2003-1
                                  a. Series 2003-1       b. Series 2003-1       Series 2003-1        Transition Charge
                                 Transition Charge       Transition Charge     Transition Charge      Remittance Made
Customer Class                       in Effect               Billed            Payments Received         to Trustee
--------------------------      ------------------       ---------------     -------------------      ---------------
Residential Service             $0.000712 / kWh            $1,505,107.51         $2,053,254.98         $2,053,254.98

General Service Secondary                                  $2,045,772.59         $2,078,866.55         $2,078,866.55

          Non-demand            $0.000655 / kWh

          Demand                $0.186 / kW

General Service Primary                                      $261,187.81           $269,204.78           $269,204.78

          Non-demand            $0.000442 / kWh

          Demand                $0.201 / kW

High Voltage Service            $0.137 / kW                  $190,916.35           $170,728.15           $170,728.15

Lighting Service                $0.000785 / kWh               $31,408.55            $34,315.17            $34,315.17

Instantaneous Interruptible     $0.074 / kW                   $65,929.27            $65,057.22            $65,057.22

Noticed Interruptible           $0.135 / kW                  $104,877.78           $100,041.05           $100,041.05
                                                           -------------         -------------         -------------

         Total                                             $4,205,199.86         $4,771,467.90         $4,771,467.90
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         Capitalized terms used herein have their respective meanings set forth in the Series 2003-1 Transition Property Servicing Agreement.



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         In WITNESS HEREOF, the undersigned has duly executed and delivered this
Monthly Servicer's Certificate this 4th day of May, 2004.



                                ONCOR ELECTRIC DELIVERY COMPANY,
                                 as Servicer


                                By        /s/ John M. Casey
                                        ---------------------------------
                                Name:   John M. Casey
                                Title:  Assistant Treasurer